Free Writing Prospectus
Filed Pursuant to Rule 433
Dated April 18, 2012
Registration Statement Nos. 333-167489 and
333-167489-05

SEC Registered (Cls A1 is 144A)
Joint-Books:	BARC, BNP, BAML, RBS
Co Managers:	CA, SMBC
Selling Group:	LOOP

Cls	$AMT (MM)	WAL	S&P/F	P.WDW	BENCH	SPREAD	YIELD	COUP	PRICE
A-1	447.900	0.29	A-1+/F1+	1-7	Intl	-20	0.31339	0.31339	100%
A-2	616.900	1.05	AAA/AAA	7-19	EDSF	+8	0.578	0.57%	99.99238%
A-3	658.000	2.30	AAA/AAA	19-39	IntS	+13	0.730	0.72%	99.97976%
A-4	177.070	3.55	AAA/AAA	39-48	IntS	+21	1.012	1.00%	99.96560%
B	59.990	4.13	AA+/AA	48-51	IntS	+75	1.677	1.67%	99.99536%
C	40.000	4.22	A+/A	51-51	IntS	+115	2.098	2.08%	99.96414%
D	40.000	4.22	BBB+/BBB	51-51	IntS	+200	2.948	2.93%	99.99984%

PRICING SPEED:	1.40% ABS Prepayment Speed
REGISTRATION:	SEC Reg (Cls A-1 is 144A)	EXP RATINGS:	S&P/F
ERISA:	YES
EXP SETTLE:	04/25/12	BBERG TICKER:	FORDO 2012-B
FIRST PAY:	05/15/12	B&D:	BARC
CLEAN UP CALL:	At 5%

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(r)) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.